Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES APPOINTMENT OF KAREN L. LEETS AS INDEPENDENT DIRECTOR

SANTA MONICA, Calif., November 1, 2022 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced that the Board of Directors (the “Board”) of the Company has appointed Karen L. Leets as an independent director effective October 27, 2022. Ms. Leets has been appointed to serve on the Audit Committee and Governance and Compensation Committee of the Board. TCPC’s diverse Board now includes seven members, including six independent directors.

Ms. Leets is Senior Vice President and Treasurer of Baxter International, Inc., a multinational healthcare company, and holds a CPA license in Illinois. She brings significant global public company financial expertise to the Board, with experience on senior management teams responsible for corporate strategies, financial reporting, and enterprise risk management. In all, she has 20 years of corporate governance and board experience. This includes five years on the Board of Lutheran Social Services of Illinois, where she served as executive board vice chairman and audit committee chair.

“Karen brings a distinguished background and wealth of knowledge that will further strengthen our board on behalf of shareholders,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “We are fortunate to have a strong and diverse Board composed of talented leaders who ensure robust governance and an enduring focus on prudent long-term growth and returns.”

 Ms. Leets earned a Bachelor of Science degree in accounting and an MBA from Indiana State University’s Scott School of Business.

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2021, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:
BlackRock TCP Capital Corp.

CONTACT
BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com